Exhibit 3.55

Entity #: 3668941
Date Filed: 08/17/2006
Pedro A. Cortes
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Incorporation-For Profit
(15 Pa.C.S.)
☒	Business-stock (§ 1306)	☐	Management (§ 2703)
☐	Business-nonstock (§ 2102)	☐	Professional (§ 2903)
☐	Business-statutory close (§ 2303)	☐	Insurance (§ 3101)
☐	Cooperative (§ 7102)

Document will be returned to the
name and address you enter to
the left.

Corporation Service Company			Commonwealth of Pennsylvania
ARTICLES Of INCORPORATION 3 Page(s)

Fee: $125	T0623083094

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1.  The name of the corporation (corporate designator required, i.e., “corporation”, “incorporated”, “limited” “company” or any abbreviation. “Professional corporation” or “P.C”):

21st Century Oncology of Pennsylvania, Inc.

2.  The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street                City                State               Zip                      County

(b) Name of Commercial Registered Office Provider                                        County

c/o: Corporation Service Company                                                                    Dauphin

3.  The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.  The aggregate number of shares authorized: 200

Certification # 9029800-1	2006 AUG 17 PM 4:29
PA DEPT OF STATE

DSCB: 15-1306, 2102|2303|2702|2903|3101|7102 A-2

5.  The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name	Address
Darren Kelly c/o Gurfunkel, Wild & Travia, P.C.	III Great Neck Road, Suite 503, Great Neck, NY 11021

6.  The specified effective date, if any: upon filing

month/day/year hour, if any

7.  Additional provisions of the articles, If any, attach an 8 1/2 by 11 sheet.

8.  Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933(15 U.S.C 77a ct seq.)

9.  Cooperative corporations only: Complete and strike out Inapplicable term:

The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s)
has/have signed these Articles of Incorporation this

17th day of August, 2006

/s/ Darren Kelly
Signature

Signature